As filed with the Securities and Exchange Commission on May 28, 2003
                                                      Registration No. 333-43142
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                -----------------

                             Wireless HOLDRSSM TRUST
                      [Issuer with respect to the receipts]

        Delaware                       6211                    13-5674085
    (State or other             (Primary Standard           (I.R.S. Employer
    jurisdiction of         Industrial Classification       Identification
    incorporation or               Code Number)                  Number)
      organization)
                                -----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                                   Copies to:
                                   ----------
              Andrea L. Dulberg, Esq.                   Andrew B. Janszky, Esq.
                Corporate Secretary                       Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
(Name, address, including sip code, and telephone number, including area code, of agent for service)



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|


================================================================================

PROSPECTUS
----------





                               [GRAPHIC OMITTED]






                        1,000,000,000 Depositary Receipts
                             Wireless HOLDRSSM Trust



     The Wireless HOLDRSSM trust issues Depositary Receipts called Wireless HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the wireless telecommunications industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Wireless HOLDRS in a round-lot amount of 100 Wireless HOLDRS or round-lot multiples. Wireless HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Wireless HOLDRS. For a list of the names and the number of shares of the companies that are represented by a Wireless HOLDR, see "Highlights of Wireless HOLDRS-The Wireless HOLDRS" starting on page 12. The Wireless HOLDRSSM Trust will issue Wireless HOLDRS on a continuous basis.

     Investing in Wireless HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

     Wireless HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Wireless HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Wireless HOLDRS are listed on the American Stock Exchange under the symbol "WMH". On May 27, 2003, the last reported sale price of Wireless HOLDRS on the American Stock Exchange was $36.72.

                                 --------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 --------------

                  The date of this prospectus is May 28, 2003.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                Table of Contents

                                                                            Page
                                                                            ----

Summary........................................................................4
Risk Factors...................................................................4
Highlights of Wireless HOLDRS.................................................11
The Trust.....................................................................18
Description of Wireless HOLDRS................................................18
Description of the Underlying Securities......................................19
Description of the Depositary Trust Agreement.................................21
United States Federal Income Tax Consequences.................................24
Erisa Considerations..........................................................27
Plan of Distribution..........................................................27
Legal Matters.................................................................27
Where You Can Find More Information...........................................27

                              --------------------


     This prospectus contains information you should consider when making your investment decision. With respect to information about Wireless HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Wireless HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Wireless HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences-Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Wireless HOLDRS or of the underlying securities through an investment in the Wireless HOLDRS.

                                     SUMMARY

     The Wireless HOLDRS trust was formed under the depositary trust agreement, dated as of October 25, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock or American depositary shares issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the wireless telecommunications industry. The number of shares of each company's common stock or American depositary shares currently held by the trust with respect to each round-lot of Wireless HOLDRS is specified under "Highlights of Wireless HOLDRS-The Wireless HOLDRS." This group of common stocks or American depositary shares, and the securities of any company that may be added to the Wireless HOLDRS, are collectively referred to in this prospectus as the securities or the underlying securities. There are currently 20 companies included in Wireless HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Wireless HOLDRS are separate from the underlying common stocks that are represented by the Wireless HOLDRS. On May 23, 2003, there were 1,365,200 Wireless HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Wireless HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Wireless HOLDRS, including the risks associated with a concentrated investment in wireless telecommunications companies.

General Risk Factors

     o Loss of investment. Because the value of Wireless HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Wireless HOLDRS if the underlying securities decline in value.

     o Discount trading price. Wireless HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, a Wireless HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Wireless HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the wireless telecommunications industry. At the time of the initial offering, the companies included in the Wireless HOLDRS were generally considered to be involved in various aspects of the wireless telecommunications industry. However, the market price of the underlying securities and the Wireless HOLDRS may not necessarily follow the price movements of the entire wireless telecommunications industry generally. If the underlying securities decline in value, your investment in the Wireless HOLDRS will decline in value even if the securities prices of companies in the wireless telecommunications industry generally increase in value. In addition, since the time of the initial offering the companies included in the Wireless HOLDRS may not be involved in the wireless telecommunications industry. In this case, the Wireless HOLDRS may not consist of securities issued only by companies involved in the wireless telecommunications industry.

     o Not necessarily comprised of solely wireless telecommunications companies. As a result of distributions of securities by companies included in the Wireless HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Wireless HOLDRS and that are not involved in the wireless telecommunications industry may be included in the Wireless HOLDRS. The securities of a new company will only be distributed from the Wireless HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Wireless HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Wireless HOLDRS provides no assurance that each new company included in the Wireless HOLDRS will be involved in the wireless telecommunications industry. Currently, the underlying securities included in the Wireless HOLDRS are represented in the Telecommunication Services and Information Technology GICS sectors. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Wireless HOLDRS, and yet not be involved in the wireless telecommunications industry. In addition, the GICS sector classifications of securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Wireless HOLDRS, which may also result in the inclusion in the Wireless HOLDRS of the securities of a new company that is not involved in the wireless telecommunications industry.

     o No investigation of underlying securities. The underlying securities initially included in the Wireless HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the wireless telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Wireless HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Wireless HOLDRS may not necessarily be a diversified investment in the wireless telecommunications industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Wireless HOLDRS, may also reduce diversification. Wireless HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Wireless HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Wireless HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Wireless HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Wireless HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Wireless HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Wireless HOLDRS, you will not be able to trade Wireless HOLDRS and you will only be able to trade the underlying securities if you cancel your Wireless HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Wireless HOLDRS. If the Wireless HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Wireless HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. There are currently 20 companies whose securities are included in the Wireless HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Wireless HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Wireless HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Wireless Telecommunications Industry

     o The stock prices of companies involved in the wireless telecommunications industry have been and are likely to continue to be extremely volatile, which will directly affect the price volatility of the Wireless HOLDRS, and you could lose a substantial part of your investment. The trading prices of the securities of wireless telecommunications companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated fluctuations in the companies' quarterly or annual operating results;

          o announcements of technological innovations or new services by competitors of the same companies included in the Wireless HOLDRS;

          o announcements by wireless telecommunications companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o failure to integrate or realize projected benefits from acquisitions;

          o    changes in government regulations; and

          o    difficulty in obtaining additional financing.

     Other broad market and industry factors may decrease the stock price of wireless telecommunications companies' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, may also decrease the market price of wireless telecommunications companies' stocks.

     In addition, the trading prices of wireless telecommunications stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many wireless telecommunications stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of wireless telecommunications companies, generally, could depress the stock prices of a wireless telecommunications company regardless of wireless telecommunications companies' results. Other broad market and industry factors may decrease the stock price of wireless telecommunications stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of wireless telecommunications stocks. For example, there can be no assurance that terrorist attacks or other acts of war, if they occur, will not have a negative effect on the market price of wireless telecommunications stocks.

     As a result of fluctuations in the trading prices of the companies included in the Wireless HOLDRS, the trading price of Wireless HOLDRS has fluctuated significantly. The initial offering price of a Wireless HOLDR, on October 31, 2000 was $103.10, and during 2002, the price of a Wireless HOLDR reached a high of $61.74 and a low of $27.69.

     o Companies whose securities are included in the Wireless HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Wireless HOLDRS. Companies whose securities are included in the Wireless HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Wireless HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the wireless telecommunications industry.

     o The wireless telecommunications industry is extremely competitive, and a wireless telecommunications company's failure to establish its wireless network and its customer base would adversely affect its operating results. The competition among wireless telecommunications companies to build and develop wireless telecommunications networks, form alliances with telecommunications and Internet service providers and establish and maintain a customer base is significant. Customer loyalty can be easily influenced by a competitor's new offerings, especially those offerings which provide cost savings or expanded network geographic coverage areas. Many wireless telecommunications companies face significant competition from other companies in the telecommunications and technology industries, including traditional telecommunications companies, some of which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area, and may have greater resources with which to purchase additional licenses and radio frequency, acquire other companies in the industry and reduce prices to gain market share.

     o Changes in the regulatory environments in which wireless telecommunications companies operate could affect their ability to offer products and services. The licensing, construction, ownership and operation of wireless communications systems, the grant, maintenance and renewal of applicable licenses and radio frequency allocations and the rates charged to customers are all subject to significant regulation. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect the ability of wireless telecommunications companies to continue to offer existing and new products and services. In addition, legislative, judicial and regulatory agency actions could negatively affect the ability of many wireless telecommunications companies to maintain required licenses or renew licenses upon their expiration.

     o If wireless telecommunications companies do not anticipate and respond to the rapid technological changes in the industry, they could lose customer or market share. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the introduction of new products and services and increased availability of transmission capacity, changes in consumer requirements and preferences and the utilization of Internet-based technologies for voice and data transmission. Wireless telecommunications companies must be able to successfully predict which of the many possible networks, products and services will be important to finance, establish and maintain. The cost of establishing networks and implementing new technologies is significant, and there can be no assurance that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a wireless telecommunications company's ability to offer competitive products and services and the viability of its operations.

     o Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many wireless telecommunications companies are expanding their networks and operations. This expansion has placed and will continue to place significant demands on their operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

     o Some of the companies involved in the wireless telecommunications industry are also engaged in other lines of business unrelated to the wireless business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Wireless HOLDRS are engaged in multiple lines of business, including operating as local and long-distance telephone providers, Internet service providers and manufacturing new technologies. These additional lines of business may present additional risks not mentioned in this prospectus. The operating results of these wireless telecommunications companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, changes in technology and telecommunications regulation may expose wireless telecommunications companies to business risks with which they have less experience than they have with the business risks associated with their traditional businesses. Despite a company's possible success in the wireless telecommunications industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o The international operations of some domestic and foreign wireless telecommunications companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Wireless HOLDRS have international operations or investments which are essential parts of their business. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations; and

          o changes in, and compliance with, domestic and foreign laws and regulations, particularly those which affect telecommunications carriers and service providers, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Many wireless telecommunications companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success any wireless telecommunications company is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel.

          If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these wireless telecommunications companies will be able to continue to attract and retain qualified personnel.

     o It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Wireless HOLDRS. Some of the companies included in the Wireless HOLDRS are incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Wireless HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Wireless HOLDRS. Holders of American depositary shares, including those included in the Wireless HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     o One company currently included in the Wireless HOLDRS, Sprint Corporation-PCS Group, is a tracking stock and is therefore subject to additional risks relating to an investment in a tracking stock. The risks associated with tracking stocks include the following:

          Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of the non-wireless operations of Sprint could negatively affect the market price of the PCS Group tracking stocks and the Wireless HOLDRS and the market price of the tracking stocks may not reflect the performance of the wireless operations of Sprint.

          A holder of a tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of a tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, management may make operational, financial and other decisions that may not be in the best interests of the holders of the tracking stock or that favor another class of stock to the detriment of the tracking stock class. For example, management may decide to sell assets or discontinue operations relating to the operations represented by the tracking stock without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

          Sprint has the option to convert PCS Group tracking stock into FON Group tracking stock. It is possible that the consideration received as a result of any conversion may be lower than the market price at the time of the deposit into the Wireless HOLDRS and that the security received in exchange may not reflect the economic performance of a wireless business.

          In the event of a dissolution of Sprint, the holders of the tracking stock will not have preferential rights to the assets of the wireless operations of Sprint and these assets may become subject to the liabilities of the non-wireless operations of Sprint. In addition, any payments made to holders of the tracking stock as a result of a dissolution may be allocated to the holders of the tracking stock through a specified formula regardless of the wireless operations' relative contribution to the company as a whole.

          On each additional issuance of any class of stock by Sprint, the voting rights, the rights on dissolution and the rights to dividends of the holders of the PCS Group tracking stock will be diluted. In addition, any additional issuances of PCS Group tracking stock by Sprint could dilute the value of the tracking stock and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

          Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Sprint Corporation for more information on their tracking stock. For information on where you can access Sprint's public filings, please see "Where You Can Find More Information."

                          HIGHLIGHTS OF WIRELESS HOLDRS

     This discussion highlights information regarding Wireless HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Wireless HOLDRS.

Issuer................................. Wireless HOLDRS Trust.

The trust.............................. The Wireless HOLDRS Trust was formed under the depositary trust agreement,
                                        dated as of October 25, 2000, among The
                                        Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Wireless HOLDRS, and was
                                        amended on November 22, 2000. The trust
                                        is not a registered investment company
                                        under the Investment Company Act of
                                        1940.

Initial depositor...................... Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee................................ The Bank of New York, a New York
                                        state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Wireless HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Wireless HOLDRS.

Purpose of Wireless HOLDRS............. Wireless HOLDRS are designed to achieve the following:

                                        Diversification. Wireless HOLDRS are
                                        designed to allow you to diversify your
                                        investment in the wireless
                                        telecommunications industry through a
                                        single, exchange-listed instrument
                                        representing your undivided beneficial
                                        ownership of the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Wireless HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Wireless HOLDRS, and can cancel their Wireless HOLDRS to receive each of the underlying securities represented by the Wireless HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Wireless HOLDRS in the secondary market
                                        are expected to be less than separately
                                        buying and selling each of the
                                        underlying securities in a traditional
                                        brokerage account with transaction-based charges.

Trust assets........................... The trust holds securities issued by specified companies, traded on U.S.
                                        stock markets that, when initially
                                        selected, were involved in the wireless
                                        telecommunications industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement- Distributions" and
                                        "Reconstitution Events." There are
                                        currently 20 companies included in
                                        Wireless HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Wireless HOLDRS.................... The trust has issued, and may continue to issue, Wireless HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S. traded securities that are held by the trust on your behalf. The Wireless HOLDRS themselves are separate from the underlying securities that are represented by the Wireless HOLDRS.

                                        The following chart provides:

                                        o   the names of the 20 issuers of
                                            underlying securities currently
                                            represented by Wireless HOLDRS,

                                        o   the stock ticker symbols,

                                        o   the share amounts currently
                                            represented by a round-lot of 100
                                            Wireless HOLDRS, and

                                        o   the principal U.S. market on which
                                            the underlying securities are
                                            traded.

                                                                                                    Primary
                                                                                      Share         Trading
                 Name of Company                               Ticker                Amounts        Market
-----------------------------------------------  --------------------------------  -----------  --------------
Aether Systems, Inc.                                            AETH                   1            NASDAQ
AT&T Wireless Services, Inc.                                    AWE                   40             NYSE
Crown Castle International Corp.                                CCI                    4             NYSE
Deutsche Telekom AG *                                            DT                 18.4809          NYSE
LM Ericsson Telephone Company *(1)                             ERICY                  7.4           NASDAQ
Motorola, Inc.                                                  MOT                   41             NYSE
Netro Corporation, Inc.                                         NTRO                   1            NASDAQ
Nextel Communications, Inc.                                     NXTL                  16            NASDAQ
Nextel Partners, Inc.                                           NXTP                   4            NASDAQ
Nokia Corp. *                                                   NOK                   23             NYSE
Qualcomm Incorporated                                           QCOM                  13            NASDAQ
Research In Motion Limited                                      RIMM                   2            NASDAQ
RF Micro Devices, Inc.                                          RFMD                   4            NASDAQ
SK Telecom Co., Ltd. *                                          SKM                   17             NYSE
Sprint Corporation--PCS Group **                                PCS                   21             NYSE
Telesp Celular Participacoes S.A. *                             TCP                    3             NYSE
United States Cellular Corporation                              USM                    1             AMEX
Verizon Communications                                           VZ                   17             NYSE
Vodafone Group p.l.c. *                                         VOD                   21             NYSE
Western Wireless Corporation                                    WWCA                   2            NASDAQ

-------------------------------
* The securities of these non-U.S. companies trade in the United States as American depositary receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

** The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock. One company currently included in the Wireless HOLDRS, Sprint Corporation--PCS Group, is a tracking stock and is therefore subject to additional risks related to an investment in a tracking stock.


                                        The companies whose securities were
                                        included in the Wireless HOLDRS at the
                                        time the Wireless HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded securities involved in the wireless telecommunications industry, as measured by market capitalization and trading volume on September 15, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                        The trust only will issue and cancel and you only may obtain, hold, trade or surrender, Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless

                                        HOLDRS. In the event that a fractional
                                        share comes to be represented by a
                                        round-lot of Wireless HOLDRS, the trust
                                        may require a minimum of more than one
                                        round-lot of 100 Wireless HOLDRS for an
                                        issuance so that the trust will always
                                        receive whole share amounts for
                                        issuance of Wireless HOLDRS.

                                        The number of outstanding Wireless
                                        HOLDRS will increase and decrease as a
                                        result of in-kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Wireless HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases.............................. You may acquire Wireless HOLDRS in two ways

                                        o   through an in-kind deposit of the
                                            required number of securities of the
                                            underlying issuers with the trustee,
                                            or

                                        o   through a cash purchase in the
                                            secondary trading market.

Issuance and cancellation fees......... If you wish to create Wireless HOLDRS by delivering to the trust the requisite
                                        securities represented by a round-lot of 100 Wireless HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.

Commissions............................ If you choose to deposit underlying securities in order to receive Wireless
                                        HOLDRS you will be responsible for
                                        paying any sales commission associated
                                        with your purchase of the underlying
                                        securities that is charged by your
                                        broker in addition to the issuance fee,
                                        charged by the trustee, described above.

Custody fees........................... The Bank of New York, as trustee and as custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Wireless HOLDRS, to be deducted
                                        from any cash dividend or other cash
                                        distributions on underlying securities
                                        received by the trust. With respect to
                                        the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Wireless HOLDRS..... You have the right to withdraw the underlying securities upon request by
                                        delivering a round- lot or integral
                                        multiple of a round-lot of Wireless
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Wireless HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities.................. Wireless HOLDRS represents your beneficial ownership of the underlying
                                        securities. Owners of Wireless HOLDRS
                                        have the same rights and privileges as
                                        if they owned the underlying securities
                                        beneficially outside of

                                        Wireless HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Wireless HOLDRS and the right to surrender Wireless HOLDRS to receive the underlying securities. Wireless HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Wireless HOLDRS. However, due to the nature of Wireless HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Wireless HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Wireless HOLDRS is not a
                                        registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Wireless
                                        HOLDRS would need to surrender their
                                        Wireless HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Wireless HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Wireless HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sectors classifications represented in the Wireless HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Wireless HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Wireless HOLDRS (and pay
                                        the applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your Wireless
                                        HOLDRS. For specific information about
                                        obtaining your underlying securities,
                                        you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."

Ownership rights in fractional shares
in the underlying securities........... As a result of distributions of securities by companies included in the
                                        Wireless HOLDRS or other corporate
                                        events, such as mergers, a Wireless
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Wireless HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Wireless HOLDRS are outstanding and each round-lot of 100 Wireless HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Wireless HOLDRS. If holders of 50,000 round-lots of 100 Wireless HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Wireless HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the 75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events.................. The depositary trust agreement provides for the automatic distribution of
                                        underlying securities from the Wireless
                                        HOLDRS to you in the following four
                                        circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            securities registered under section
                                            12 of the Securities Exchange Act of
                                            1934, then its securities will no
                                            longer be an underlying security and
                                            the trustee will distribute the
                                            shares of that company to the owners
                                            of the Wireless HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment company
                                            under the Investment Company Act of
                                            1940, and the trustee has actual
                                            knowledge of the SEC finding, then
                                            the trustee will distribute the
                                            shares of that company to the owners
                                            of the Wireless HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding as a
                                            result of a merger, consolidation or
                                            other corporate combination or other
                                            event, the trustee will distribute
                                            the consideration paid by and
                                            received from the acquiring company
                                            or the securities received in
                                            exchange for the securities of the
                                            underlying issuer whose securities
                                            cease to be outstanding to the
                                            beneficial owners of Wireless HOLDRS
                                            only if the distributed securities
                                            have a different Standard & Poor's
                                            GICS sector classification than any
                                            of the underlying securities
                                            represented in the Wireless HOLDRS
                                            at the time of the distribution or
                                            exchange or if the securities
                                            received are not listed for trading
                                            on a U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System. In any other
                                            case, the additional securities
                                            received will be deposited into the
                                            trust.

                                        D.  If an issuer's underlying securities
                                            are delisted from trading on a U.S.

                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through
                                            Nasdaq NMS within five business days
                                            from the date the securities are
                                            delisted.

                                        To the extent a distribution of
                                        underlying securities from the Wireless
                                        HOLDRS is required as a result of a
                                        reconstitution event, the trustee will
                                        deliver the underlying security to you
                                        as promptly as practicable after the
                                        date that the trustee has knowledge of
                                        the occurrence of a reconstitution
                                        event.

                                        In addition, securities of a new company will be added to the Wireless HOLDRS, as result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Wireless HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's GICS
                                        sectors, that most distributions or
                                        exchanges of securities will result in
                                        the inclusion of new securities in
                                        Wireless HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be included in Wireless HOLDRS or distributed to you.

Standard & Poor's sector
classifications........................ Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and
                                        Information Technology GICS sectors. The
                                        Standard & Poor's GICS sector
                                        classifications of the securities
                                        included in the Wireless HOLDRS may
                                        change over time if the companies that
                                        issued these securities change their
                                        focus of operations or if Standard &
                                        Poor's alters the criteria it uses to
                                        determine GICS sectors, or both.

Termination events..................... A.  The Wireless HOLDRS are delisted from the American Stock Exchange and
                                            are not listed for trading on
                                            another U.S. national securities
                                            exchange or through the Nasdaq
                                            National Market System within five
                                            business days from the date the
                                            Wireless HOLDRS are delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent to
                                            resign.

                                        C.  Beneficial owners of at least 75% of
                                            outstanding Wireless HOLDRS vote to
                                            dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities as promptly as practicable
                                        after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income tax
consequences........................... The United States federal income tax laws will treat a U.S. holder of
                                        Wireless HOLDRS as directly owning the
                                        underlying securities. The Wireless
                                        HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing................................ The Wireless HOLDRS are listed on the
                                        American Stock Exchange under the symbol
                                        "WMH." On May 27, 2003, the last
                                        reported sale price of Wireless HOLDRS
                                        on the American Stock Exchange was
                                        $36.72.

Trading................................ Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Wireless HOLDRS. Bid and ask prices, however, are quoted per single Wireless HOLDR.

Clearance and settlement............... Wireless HOLDRS have been issued only in book-entry form. Wireless HOLDRS are
                                        evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as the DTC.
                                        Transfers within DTC will be in
                                        accordance with DTC's usual rules and
                                        operating procedures. For further
                                        information, see "Description of
                                        Wireless HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Wireless HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Wireless HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Wireless HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of October 25, 2000. The Depositary Trust Agreement was amended November 22, 2000. The Bank of New York is the trustee. The Wireless HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Wireless HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Wireless HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF WIRELESS HOLDRS

     The trust has issued Wireless HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Wireless HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Wireless HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

     Wireless HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Wireless HOLDRS-The Wireless HOLDRS."

     Beneficial owners of Wireless HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Wireless HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Wireless HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Wireless HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Wireless HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Wireless HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement- Withdrawal of underlying securities."

     Wireless HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Wireless HOLDRS are available only in book-entry form. Owners of Wireless HOLDRS may hold their Wireless HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stock or American depositary shares of a group of 20 specified companies that, at the time of selection, were involved in various aspects of the wireless telecommunications industry and whose securities are registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the wireless telecommunications industry as measured by market capitalization and trading volume.

     The Wireless HOLDRS may no longer consist exclusively of securities issued by companies involved in the wireless telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the wireless telecommunications industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Wireless HOLDRS, please refer to "Highlights of Wireless HOLDRS-The Wireless HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Wireless HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

     The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Wireless HOLDR measured at the close of the business day on April 27, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to May 23, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

       2000                    Price  2001                  Price  2002                  Price  2003                  Price
       ----                    -----  ----                  -----  ----                  -----  ----                  -----
       April 27               138.40  January 31            93.58  January 31            50.72  January 31            34.35
       April 28               141.22  February 28           69.56  February 28           45.02  February 28           32.73
       May 31                 124.67  March 30              61.90  March 29              46.46  March 31              33.07
       June 30                124.55  April 30              72.30  April 30              41.26  April 30              34.65
       July 31                118.86  May 31                66.67  May 31                40.37  May 23                36.34
       August 31              116.49  June 29               63.75  June 28               34.66
       September 29           100.55  July 31               65.78  July 31               31.29
       October 31             101.56  August 31             58.15  August 30             31.82
       November 30             86.51  September 28          54.48  September 30          28.02
       December 29             85.01  October 31            55.59  October 31            34.69
                                      November 30           60.10  November 29           40.47
                                      December 31           58.69  December 31           35.20



                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of October 25, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Wireless HOLDRS, provides that Wireless HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Wireless HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Wireless HOLDRS. You may create and cancel Wireless HOLDRS only in round-lots of 100 Wireless HOLDRS. You may create Wireless HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS. Similarly, you must surrender Wireless HOLDRS in integral multiples of 100 Wireless HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Wireless HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Wireless HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Wireless HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS only if the distributed securities have a different Standard and Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Wireless HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Wireless HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Wireless HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Wireless HOLDRS will be distributed from the Wireless HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard and Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Wireless HOLDRS are currently represented in the Telecommunication Services and Information Technology GICS sectors. The Standard & Poor's GICS sector classifications of the securities included in the Wireless HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Wireless HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Wireless HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS.

     Further issuances of Wireless HOLDRS. The depositary trust agreement provides for further issuances of Wireless HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Wireless HOLDRS will surrender their Wireless HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Wireless HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Wireless HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Wireless HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Wireless HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Wireless HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Wireless HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Wireless HOLDRS.

     Issuance and cancellation fees. If you wish to create Wireless HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Wireless HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Wireless HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Wireless HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the U.S. federal income tax consequences relating to the Wireless HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Wireless HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Wireless HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Wireless HOLDRS

     A receipt holder purchasing and owning Wireless HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Wireless HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Wireless HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Wireless HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Wireless HOLDRS. Similarly, with respect to sales of Wireless HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Wireless HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Wireless HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Wireless HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders. If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Wireless HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income"; or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Wireless HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.



Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, in which case, those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of certain deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Wireless HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders should consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 28% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.


     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors should consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Wireless HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Wireless HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Wireless HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Wireless HOLDRS. The trust delivered the initial distribution of Wireless HOLDRS against deposit of the underlying securities in New York, New York on approximately November 4, 2000.

     Investors who purchase Wireless HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use, this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Wireless HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Wireless HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Wireless HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with this initial offering of Wireless HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Wireless HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Wireless HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, the information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Wireless HOLDRS. This prospectus relates only to Wireless HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Wireless HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Wireless HOLDRS have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. The primary foreign stock markets on which the securities of the foreign issuers included in the Wireless HOLDRS are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                           AETHER SYSTEMS, INC. (AETH)

     Aether Systems, Inc. provides services, software and support that enable businesses to extend their desktop applications to wireless and mobile handheld devices. Aether provides consulting and engineering solutions, hosting facilities for businesses and product fulfillment and customer support. Aether also offers applications and software that are tailored for specific customers, as well as integration, hosted and deployment services.


            Closing            Closing            Closing           Closing           Closing          Closing
   1998      Price     1999     Price     2000     Price     2001    Price     2002    Price    2003    Price
   ----      -----     ----     -----     ----     -----     ----    -----     ----    -----    ----    -----
January        *     January      *     January   123       January   50.31  January     7.23  January    3.41
February       *     February     *     February  258 3/8   February  25.72  February    4.20  February   3.30
March          *     March        *     March     181 1/2   March     13.00  March       4.37  March      3.15
April          *     April        *     April     166 7/16  April     15.07  April       3.33  April      3.61
May            *     May          *     May       137 7/16  May       11.57  May         3.60
June           *     June         *     June      205       June       8.85  June        2.95
July           *     July         *     July      152 1/16  July      10.58  July        2.98
August         *     August       *     August    138 1/2   August     8.85  August      2.84
September      *     September    *     September 105 1/2   September  6.27  September   2.68
October        *     October   69 9/16  October     80 5/8  October    6.97  October     2.28
November       *     November  76       November    56 5/8  November   7.48  November    3.48
December       *     December  71 5/8   December    39 1/8  December   9.20  December    3.76

The closing price on May 27, 2003 was $5.03.

                       AT&T WIRELESS SERVICES, INC. (AWE)

     AT&T Wireless Services, Inc. is a provider of wireless voice and data services using time division multiple access (TDMA), global system for mobile communications (GSM) and general packet radio service (GPRS) technologies. AT&T Wireless Services offers wireless voice and data communications services to residential and business consumers in the United States. Through a wholly-owned subsidiary, AT&T Wireless Services also develops multimedia content, applications and services that can be offered over its data networks. AT&T Wireless Services was spun off from AT&T Corp. in July 2001. Prior to that time AT&T Wireless Services, Inc. traded as a tracking stock of AT&T Corp., as AT&T Wireless Group. The historical prices listed below from March 2000 through July 2001 reflect the performance of AT&T Wireless Group as a tracking stock.

            Closing            Closing            Closing           Closing           Closing          Closing
   1998      Price     1999     Price     2000     Price     2001    Price     2002    Price    2003    Price
   ----      -----     ----     -----     ----     -----     ----    -----     ----    -----    ----    -----
January        *     January      *     January   *         January   25.97  January    11.50  January    6.07
February       *     February     *     February  *         February  21.01  February   10.09  February   5.91
March          *     March        *     March     *         March     19.18  March       8.95  March      6.60
April          *     April        *     April     31.94     April     20.10  April       8.95  April      6.46
May            *     May          *     May       28.56     May       17.45  May         8.11
June           *     June         *     June      27.78     June      16.35  June        5.85
July           *     July         *     July      27.50     July      18.69  July        4.69
August         *     August       *     August    26.08     August    15.50  August      4.94
September      *     September    *     September 20.75     September 14.94  September   4.12
October        *     October      *     October   24.94     October   14.44  October     6.87
November       *     November     *     November  18.00     November  13.97  November    7.55
December       *     December     *     December  17.31     December  14.37  December    5.65

The closing price on May 27, 2003 was $7.69.



                     CROWN CASTLE INTERNATIONAL CORP. (CCI)

     Crown Castle International Corp., through its subsidiaries, owns and operates towers and transmission networks for wireless communications and broadcast transmission companies in the United States, Puerto Rico, Australia and the United Kingdom. Crown Castle leases antenna space on its towers to tenants that operate analog and digital and broadcast transmission networks and wireless networks. Crown Castle also provides related services to its customers, including network design, radio frequency engineering, site acquisition, development and project management, antenna installation and network management and maintenance.

            Closing              Closing            Closing           Closing           Closing          Closing
   1998      Price       1999     Price     2000     Price     2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----     ----     -----     ----    -----     ----    -----    ----    -----
January         *     January    21 5/8   January   31 5/8    January   27.94  January    7.27  January      3.95
February        *     February   17       February  32 1/4    February  25.13  February   6.21  February     3.88
March           *     March      18       March     37 7/8    March     14.81  March      6.61  March        5.50
April           *     April      19 1/8   April     38 3/8    April     24.49  April      7.30  April        6.37
May             *     May        20 1/8   May       26 3/16   May       16.60  May        4.50
June            *     June       20 13/16 June      36 1/2    June      16.40  June       3.93
July            *     July       21 1/16  July      34        July       9.75  July       2.30
August         8 1/8  August     15 1/8   August    34 11/16  August    10.19  August     2.30
September      9 5/8  September  18 23/32 September 31 1/16   September  9.00  September  2.17
October      12 7/8   October    19 1/4   October   30 5/16   October   11.70  October    3.50
November     13 7/16  November   21 1/16  November  23 13/16  November  10.89  November   3.96
December     23 1/2   December   32 1/8   December  27 1/16   December  10.68  December   3.75

The closing price on May 27, 2003 was $7.60.

                            DEUTSCHE TELEKOM AG (DT)

     Deutsche Telekom is a European telecommunications provider that offers a range of fixed-line voice telephony products and services. Deutsche Telekom also provides mobile voice and data services in Europe and the United States, and offers Internet access in Europe. Deutsche Telekom develops integrated and e-business solutions for companies and public institutions, including consulting and the construction, operation and networking of IT and telecommunication systems. The company's subsidiaries include telecommunications companies in the United Kingdom, France, Austria, Central and Eastern Europe, the United States and Asia. Deutsche Telekom acquired Voicestream Wireless Corporation and Powertel, Inc. in May 2001. American depositary receipts evidencing American depositary shares of Deutsche Telekom are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom also trade on German and Japanese stock exchanges.

            Closing              Closing            Closing            Closing           Closing          Closing
   1998      Price       1999     Price     2000     Price     2001     Price     2002    Price    2003    Price
   ----      -----       ----     -----     ----     -----     ----     -----     ----    -----    ----    -----
January      17 1/2    January   45 1/4    January   69 5/8    January   33.34  January    14.81  January    12.52
February     20        February  45 5/8    February  84 5/16   February  24.57  February   14.09  February   11.47
March        22 1/16   March     40 7/16   March     80 1/4    March     23.19  March      14.98  March      11.02
April        26 5/16   April     38 3/4    April     67 1/2    April     25.71  April      13.23  April      13.40
May          27 1/4    May       39 9/16   May       61 3/4    May       21.00  May        10.80
June         27 1/2    June      42 1/4    June      56 3/4    June      22.45  June        9.31
July         29 9/16   July      40 7/16   July      43 1/2    July      21.71  July       11.32
August       24        August    44 3/8    August    38 15/16  August    15.55  August     11.00
September    29 7/16   September 41 13/16  September 34 1/4    September 15.50  September   8.27
October      27 1/4    October   46        October   38 3/16   October   15.50  October    11.38
November     28 5/16   November  56 7/8    November  32 5/16   November  16.91  November   12.21
December     32 3/4    December  71        December  29 1/4    December  16.90  December   12.70

The closing price on May 27, 2003 was $14.66.



                      LM ERICSSON TELEPHONE COMPANY (ERICY)

     LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunications and data communication products includes systems and services for handling voice, data, images and text in public and private fixed-line and mobile networks. Ericsson also offers technology licensing, business innovation and enterprise systems as part of its core operations. American depositary receipts evidencing American depositary shares of Ericsson are included in the Wireless HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm stock exchange.

            Closing              Closing             Closing            Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price     2001     Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----     ----     -----     ----    -----    ----    -----
January      48 9/32   January    69 11/16  January   186       January   118.80  January   43.40  January    8.13
February     56        February   65        February  240       February   82.80  February  42.20  February   6.49
March        59        March      59 17/32  March     234       March      55.90  March     41.80  March      6.36
April        64 3/8    April      67 1/2    April     221 3/32  April      64.30  April     24.90  April      9.06
May          69        May        67 11/32  May       205       May        64.00  May       22.20
June         71 9/16   June       82 11/32  June      200       June       54.20  June      14.40
July         69 7/32   July       80 5/32   July      181 1/4   July       53.60  July       9.60
August       53        August     81 13/32  August    205       August     49.80  August     7.30
September    45        September  78 1/8    September 148 1/8   September  34.90  September  3.60
October      56 9/16   October   106 7/8    October   138 3/4   October    42.70  October    7.89
November     69 1/16   November  120 15/32  November  113 3/4   November   54.60  November   9.83
December     59        December  164 7/32   December  111 7/8   December   52.20  December   6.74

The closing price on May 27, 2003 was $9.94.

                              MOTOROLA, INC. (MOT)

     Motorola, Inc. develops, manufactures and markets communications and electronic products and systems. Motorola offers wireless telephone, two-way radio and messaging products and systems, networking and Internet access products, end-to-end systems for the delivery of interactive digital video, voice and high-speed data solutions for broadband operators, embedded semiconductor solutions for consumers in the transportation, wireless communications and digital consumer/home networking markets, and embedded electronic systems for use in the automotive, communications, industrial, navigation, transportation and energy systems markets. Motorola markets and sells its products through its own sales force, distributors, retailers and value-added resellers.

            Closing              Closing             Closing            Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price     2001     Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----     ----     -----     ----    -----    ----    -----
January      19        January   24 5/64    January   45 1/2    January   22.81   January   13.31  January    7.98
February     18        February  23         February  56 53/64  February  15.17   February  13.00  February   8.42
March        20 1/4    March     24         March     48 43/64  March     14.26   March     14.20  March      8.26
April        18        April     26         April     39 43/64  April     15.55   April     15.40  April      7.91
May          17        May       27         May       31 1/4    May       14.70   May       15.99
June         17        June      31         June      30 5/16   June      16.56   June      14.59
July         17        July      30         July      33 1/4    July      18.69   July      11.60
August       14 5/16   August    30 3/4     August    36 1/16   August    17.40   August    12.00
September    14        September 29         September 28 15/16  September 15.60   September 10.18
October      17        October   32 7/16    October   24 15/16  October   16.37   October    9.17
November     20 5/8    November  38 5/64    November  20 1/16   November  16.54   November  11.24
December     20        December  49 5/64    December  20 1/4    December  15.02   December   8.65

The closing price on May 27, 2003 was $8.75.



                         NETRO CORPORATION, INC. (NTRO)

     Netro Corporation, Inc. provides broadband, point-to-multipoint fixed wireless equipment to telecommunications service providers who then provide end-users with high-speed voice and data access. Netro's products are designed to provide access connectivity to residences and small and medium-sized businesses, as well as to provide infrastructure transmission connections between mobile phone service hubs and the core mobile telecommunications networks. Netro offers systems in Europe, Asia, North America, Central America and South America.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      *         January       *      January   43        January   8.25    January   3.16   January    2.64
February     *         February      *      February  42 5/8    February  6.56    February  2.96   February   2.55
March        *         March         *      March     65 1/64   March     5.00    March     2.80   March      2.69
April        *         April         *      April     43 1/8    April     4.59    April     2.79   April      2.89
May          *         May           *      May       29 7/8    May       4.51    May       2.34
June         *         June          *      June      57 3/8    June      4.24    June      2.28
July         *         July          *      July      54 1/16   July      3.38    July      3.10
August       *         August    31 1/16    August    82 5/8    August    2.76    August    2.72
September    *         September 27 3/8     September 59 1/4    September 2.70    September 2.05
October      *         October   22         October   21 13/16  October   3.85    October   1.66
November     *         November  26 1/2     November   9 5/8    November  3.75    November  2.58
December     *         December  51         December   6 15/16  December  3.67    December  2.72

The closing price on May 27, 2003 was $2.87.

                       NEXTEL COMMUNICATIONS, INC. (NXTL)

     Nextel Communications, Inc. provides digital mobile communications services throughout the United States. Nextel's network offers wireless communications with digital voice, text and numeric paging capabilities and a digital two-way radio feature that allows users to instantly contact other Nextel users. Nextel's digital mobile network utilizes a single transmission technology, integrated Digital Enhanced Network (iDEN) technology. Nextel's customers can also access a wide range of services on their Internet-ready handsets through the Nextel Wireless Web. Nextel also has ownership interests in international wireless companies operating in Latin America, Asia and Canada.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      13 21/32  January   16         January   53 3/16   January   34.31   January    8.05  January    12.62
February     14 25/32  February  15 1/32    February  68 3/8    February  24.06   February   4.99  February   14.08
March        16 7/8    March     18 5/16    March     74 1/8    March     14.37   March      5.38  March      13.39
April        14 11/32  April     20 15/32   April     54 23/32  April     16.25   April      5.51  April      14.76
May          11 25/32  May       18 7/16    May       46 5/16   May       15.92   May        4.86
June         12 7/16   June      25 3/32    June      61 3/16   June      17.50   June       3.21
July         13 25/64  July      26 25/32   July      55 15/16  July      16.65   July       5.73
August        9 1/32   August    28 29/32   August    55 7/16   August    12.08   August     7.61
September    10 3/32   September 33 29/32   September 46 3/4    September  8.64   September  7.55
October       9 1/16   October   43 3/32    October   38 7/16   October    7.95   October   11.28
November     10 3/4    November  49 9/16    November  31        November  10.71   November  13.75
December     11 13/16  December  51 9/16    December  24 3/4    December  10.96   December  11.55

The closing price on May 27, 2003 was $15.01.



                          NEXTEL PARTNERS, INC. (NXTP)

     Nextel Partners, Inc. provides digital wireless communications services in mid-sized and smaller markets throughout the United States, using a single digit transmission technology called integrated Digital Enhanced Network (iDEN). Nextel Partners targets its integrated services to business users under the Nextel brand name. Nextel Partners offers digital mobile telephone service, Nextel Direct Connect service, two-way messaging and Nextel Wireless Web service. Nextel Direct Connect allows users to contact co-workers instantly on private one-to-one calls or on group calls. The Nextel Wireless Web provides Internet-accessible handsets with wireless Internet services, including Web-based applications and content.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January        *       January      *      January       *      January    20.75  January   6.32   January    5.25
February       *       February     *      February   32        February   19.44  February  5.36   February   5.62
March          *       March        *      March      29        March      13.73  March     6.02   March      5.04
April          *       April        *      April      21 15/16  April      17.19  April     5.09   April      5.81
May            *       May          *      May        17        May        15.05  May       5.09
June           *       June         *      June       32 9/16   June       15.52  June      2.72
July           *       July         *      July       31 9/16   July       14.86  July      3.91
August         *       August       *      August     30 3/16   August     10.25  August    5.46
September      *       September    *      September  29 1/8    September   6.73  September 5.38
October        *       October      *      October    24 1/2    October     5.35  October   7.11
November       *       November     *      November   16 1/8    November    9.62  November  6.60
December       *       December     *      December   16 13/16  December   12.00  December  6.07

The closing price on May 27, 2003 was $5.46.

                                NOKIA CORP. (NOK)

     Nokia Corp. is a manufacturer of mobile telephones and a supplier of mobile and fixed broadband and Internet protocol networks. Nokia's business groups include Nokia Networks, Nokia Mobile Phones, Nokia Ventures Organization and the Nokia Research Center. Nokia Networks is a supplier of mobile core and radio access network solutions, broadband and IP network infrastructure related services. Nokia Mobile Phone manufactures worldwide mobile phones and related accessories throughout the world, and Nokia Ventures Organization develops new ideas outside of Nokia's current focus and contributes to the growth of Nokia's existing core business. Nokia Research Center cooperates with Nokia's business groups and with universities, research institutes and other corporations on technology research and development. American depositary receipts evidencing American depositary shares of Nokia are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki Stock Exchange.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      4 3/4     January    18 1/64   January   45 23/32  January    34.35  January   23.45  January    14.39
February     6         February   16        February  50 7/8    February   22.00  February  20.77  February   13.23
March        6 3/4     March      19        March     55 1/2    March      24.00  March     20.74  March      14.01
April        8         April      18        April     56 1/2    April      34.19  April     16.26  April      16.57
May          8 1/8     May        17        May       52        May        29.24  May       13.88
June         9 3/32    June       22        June      50 1/16   June       21.19  June      14.48
July        10         July       21        July      44        July       21.81  July      12.40
August       8         August     20        August    44 7/8    August     15.24  August    13.29
September    9         September  22        September 40        September  15.65  September 13.25
October     11         October    28        October   42 3/4    October    20.51  October   16.62
November    12 1/4     November   34 1/2    November  42 3/4    November   23.01  November  19.21
December    15 1/16    December   47        December  43 1/2    December   24.53  December  15.50

The closing price on May 27, 2003 was $17.03.



                          QUALCOMM INCORPORATED (QCOM)

     Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Qualcomm developed Code Division Multiple Access (CMDA) technology, which is a communications industry standard for digital, wireless networks. Qualcomm, therefore, is able to license its intellectual property to customers and to integrate its CDMA technology into its own products. Additionally, Qualcomm develops and supplies CDMA-based integrated circuits and system software, provides technology to support the convergence of wireless data, Internet and voice services, and offers consulting services to the United States government. Qualcomm markets and sells its products and CMDA technology through its own direct sales force and through third parties.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      6 31/64   January     8        January   127       January    84.06  January   44.05  January    37.66
February     6 3/8     February    9 1/8    February  142 7/16  February   54.81  February  33.25  February   34.58
March        6 11/16   March      15        March     149 5/16  March      56.62  March     37.64  March      36.00
April        7 1/32    April      25        April     108 7/16  April      57.36  April     30.16  April      31.88
May          6 33/64   May        24 5/16   May        66 3/8   May        60.74  May       31.64
June         7 1/32    June       35 7/8    June       60       June       58.48  June      27.49
July         7 51/64   July       39        July       64       July       63.23  July      27.48
August       5 1/2     August     48 3/64   August     59 7/8   August     58.85  August    27.71
September    6         September  47        September  71 1/4   September  47.54  September 27.62
October      6 61/64   October    55        October    65 7/64  October    49.12  October   34.52
November     6 55/64   November   90        November   80 1/4   November   58.72  November  41.22
December     6 31/64   December  176 1/8    December   82 3/16  December   50.50  December  36.39

The closing price on May 27, 2003 was $31.77.

                        RESEARCH IN MOTION LIMITED (RIMM)

     Research in Motion Limited designs, manufactures and markets mobile telecommunications products and services. Research in Motion's products are designed to facilitate wireless data transmission and include wireless handheld devices that allow users to send and receive e-mail, embedded radio modems and software development tools. Research in Motion integrates its hardware and software products and services to provide wireless access to time-sensitive information, including e-mail, messaging, Internet and intranet-based applications. Shares of Research in Motion also trade on the Toronto Stock Exchange.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January       *        January        *     January    65 3/4   January    65.81  January   25.61  January    12.76
February      *        February    8 7/8    February  135 1/4   February   38.69  February  22.89  February   12.70
March         *        March      10 1/2    March     106 1/2   March      21.97  March     27.77  March      13.06
April         *        April      12 3/16   April      42 1/2   April      33.92  April     17.70  April      15.61
May           *        May        14 1/16   May        32 3/16  May        32.62  May       15.12
June          *        June       20 1/4    June       45 1/4   June       32.25  June      11.38
July          *        July       23 3/8    July       50 5/8   July       23.53  July      11.74
August        *        August     29 3/4    August     75 9/16  August     16.86  August    10.60
September     *        September  30        September  98 9/16  September  16.08  September  9.42
October       *        October    30 3/4    October   100       October    16.26  October   12.50
November      *        November   51 1/4    November   65       November   21.79  November  15.28
December      *        December   46 3/16   December   80       December   23.72  December  13.12

The closing price on May 27, 2003 was $18.74.



                          RF MICRO DEVICES, INC. (RFMD)

     RF Micro Devices, Inc. designs, manufactures and markets radio frequency integrated circuits, which are included primarily in cellular and personal communications service phones, base stations, wireless local area networks and cable television modems. RF Micro Devices' products include amplifiers, transmitters and receivers, and its integrated circuits perform the transmit and receive functions that are critical to the performance of wireless and PCS phones. RF Micro Devices markets and sells its products through its own direct sales force and through third parties.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      1 19/64   January     9 3/64   January   40 1/2    January    21.63  January   18.31  January    5.62
February     1 55/64   February    9 5/8    February  69 5/32   February   11.12  February  15.64  February   6.54
March        1 53/64   March      11        March     67 3/16   March      11.69  March     17.90  March      6.00
April        2         April      13        April     52 1/32   April      29.38  April     17.40  April      4.72
May          1 39/64   May        10        May       52 1/2    May        26.08  May       16.41
June         1 23/64   June       18        June      43        June       26.97  June       7.62
July         2 5/32    July       19 7/64   July      37        July       27.36  July       6.66
August       1 5/8     August     21        August    44 5/8    August     25.46  August     6.69
September    2 17/64   September  22 7/8    September 32        September  16.60  September  6.00
October      2 31/32   October    25        October   19        October    20.44  October    8.48
November     3 45/64   November   33        November  19        November   24.25  November  12.19
December     5 51/63   December   34 7/32   December  27 7/16   December   19.23  December   7.33

The closing price on May 27, 2003 was $5.47.

                           SK TELECOM CO., LTD. (SKM)

     SK Telecom Co., Ltd. is a wireless telecommunications service provider in South Korea. SK Telecom provides cellular voice and wireless Internet services through a CDMA-based network, and also manages basketball and baseball clubs in South Korea. SK Telecom operates primarily in South Korea and has other operations in China, Southeast and Southwest Asia. American depositary receipts evidencing American depositary shares of SK Telecom are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of SK Telecom also trade on the Korea Stock Exchange.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January      8 3/4     January    10 3/16   January   36 11/16  January    25.73  January   21.92  January    17.01
February     8 5/8     February   10 1/8    February  44 15/16  February   19.49  February  21.95  February   15.39
March        7         March      12 3/16   March     39        March      15.18  March     24.60  March      13.62
April        7 7/16    April      13 7/8    April     32 1/16   April      21.05  April     21.39  April      15.20
May          6 3/8     May        14 1/4    May       40 1/16   May        19.17  May       24.78
June         5 9/16    June       17        June      36 5/16   June       16.90  June      24.79
July         7 3/4     July       14 3/16   July      29 13/16  July       18.33  July      21.42
August       6         August     11 5/16   August    25 5/8    August     19.18  August    21.76
September    7 1/16    September  10 5/16   September 25 5/8    September  18.44  September 21.23
October    10 5/16     October    13 1/16   October   25 1/16   October    21.08  October   20.07
November   10 5/16     November   23 9/16   November  21 5/16   November   22.80  November  22.50
December   10 3/16     December   38 3/8    December  23 9/16   December   21.62  December  21.35

The closing price on May 27, 2003 was $16.74.



                       SPRINT CORPORATION-PCS GROUP (PCS)

     Sprint Corporation's PCS Group, together with third party affiliates, operates a fully digital wireless telecommunications network in the United States with licenses to provide nationwide service using a single frequency and technology. The PCS Group currently serves major metropolitan markets in the United States and Puerto Rico and the United States Virgin Islands. The PCS Group also provides wholesale PCS services to companies that resell the services to their customers on a retail basis.

     In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all of Sprint's other operations, including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

     Some of the terms of the PCS Group tracking stock include:

     Voting. Holders of PCS Group tracking stock do not have direct voting rights in the PCS Group. The PCS Group tracking stock votes with all the other classes of Sprint stock. The number of votes attributed to each share of the PCS Group tracking stock is equal to the ratio of the average trading prices of one share of PCS Group tracking stock to one share of FON Group tracking stock and will, therefore, vary depending on the relative market values of the tracking stock.

     Conversion. Sprint's board of directors may convert each share of PCS stock, Series 1 into shares of FON stock, Series 1 at any time. At the same time, it must convert the PCS stock, Series 2 into FON stock, Series 2 and the PCS stock, Series 3 into FON stock, Series 3. In addition, the unissued shares of PCS stock underlying the Class A common stock will convert into unissued shares of FON stock. The conversion ratio is at the discretion of the board of directors, subject to the requirement that it must make independent determinations as to the fairness of the conversion ratio to the holders of the PCS stock, taken as a separate class, and to the holders of the FON stock, taken as a separate class.

     Dividends. Sprint is not required to pay dividends on the shares of the PCS Group tracking stock. Any dividends that are declared would be limited to an amount that is equivalent to what would legally be available for dividends if the PCS Group were a stand-alone corporation. In addition, Sprint may choose to pay dividends to holders of any other class of stock without paying dividends to holders of the tracking stock.

     Dissolution. In the event of a dissolution of Sprint, the holders of PCS Group tracking stock do not have a preferential right to the assets of Sprint's wireless operations. Each share of PCS Group will be attributed a portion of any remaining assets of Sprint. It is expected that the holders of FON Group tracking stock will be attributed the majority of any of Sprint's remaining assets.

     Please see Sprint's public filings for more information on its tracking stock. For information on where you can access Sprint's filings, please see "Where you can find more information."

     The historical stock prices listed below reflect the performance of the PCS Group tracking stock.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January        *       January    15 7/8    January   55 1/32   January    30.50  January   16.38  January    3.76
February       *       February   16        February  51 3/4    February   25.18  February  9.25   February   3.96
March          *       March      22 5/32   March     65 1/2    March      19.00  March     10.29  March      4.36
April          *       April      21 1/8    April     55        April      25.63  April     11.21  April      3.50
May            *       May        22 1/2    May       55 1/2    May        22.00  May       10.44
June           *       June       28 1/2    June      59 1/2    June       24.15  June      4.47
July           *       July       30 5/16   July      54 1/4    July       25.92  July      4.10
August         *       August     29 7/8    August    50 3/16   August     24.98  August    3.96
September      *       September  37 9/32   September 35 1/8    September  26.29  September 1.96
October        *       October    41 15/32  October   38 1/8    October    22.30  October   3.48
November    7 31/32    November   45 7/8    November  22 11/16  November   24.95  November  5.76
December   11 9/16     December   51 1/4    December  20 7/16   December   24.41  December  4.38

The closing price on May 27, 2003 was $4.46.



                    TELESP CELLULAR PARTICIPACOES S.A. (TCP)

     Telesp Celular Particpacoes S.A. provides mobile telecommunication services in Brazil through two wholly-owned subsidiaries. Telesp Celular offers services in Sao Paulo, and Global Telecom operates in the states of Parana and Santa Catarina. Telesp provides cellular telecommunications services using both digital and analog technologies. Its digital service is based on the code division multiple access (CDMA) standard. Telesp also offers ancillary services, including voicemail and voicemail notification, call forwarding, three-way calling, caller identification and short text messaging for its digital network subscribers and wireless Internet access. American depositary receipts evidencing American depositary shares of Telesp are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Telesp also trade on the Sao Paulo Stock Exchange.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January        *       January    17 9/16   January   39 7/8    January    26.95  January   7.60   January    2.79
February       *       February   21        February  53 7/8    February   24.00  February  7.98   February   2.41
March          *       March      20        March     56 11/16  March      14.81  March     6.33   March      3.24
April          *       April      25        April     44 1/8    April      16.80  April     6.41   April      3.85
May            *       May        23 5/16   May       37 1/8    May        17.46  May       5.44
June           *       June       26 3/4    June      44 7/8    June       15.15  June      3.96
July           *       July       26        July      37 1/8    July       14.60  July      2.62
August         *       August     23 1/8    August    36 3/4    August     12.93  August    3.37
September      *       September  26 1/8    September 32 15/16  September   5.28  September 1.81
October        *       October    24 5/8    October   31 5/8    October     5.05  October   2.66
November   26 1/4      November   28        November  21 3/16   November    7.40  November  2.74
December   17 1/2      December   42 3/8    December  27        December    9.26  December  3.05

The closing price on May 27, 2003 was $3.83.

                    UNITED STATES CELLULAR CORPORATION (USM)

     United States Cellular Corporation owns and manages wireless telecommunications systems throughout the United States. The company offers a full range of wireless telephones to its customers, including both analog and digital headsets. United States Cellular provides wireless service to major, mid- and small-sized cities in twenty-five U.S. states, and offers local, regional and national service plans. United States Cellular sells and services its products through facilities located across the United States.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January     28         January    44        January   67        January    66.65  January   40.15  January    23.85
February    30 1/8     February   42 1/8    February  66 15/16  February   59.28  February  38.80  February   24.35
March       33         March      44        March     71        March      63.50  March     41.00  March      23.61
April       32 3/4     April      47 7/16   April     60 1/16   April      66.00  April     39.50  April      24.05
May         30         May        48 1/4    May       62 1/4    May        61.10  May       37.18
June        30 3/4     June       53 1/2    June      63        June       57.65  June      25.45
July        32 1/2     July       55 1/2    July      67 1/16   July       56.30  July      26.10
August      28 7/16    August     56 5/16   August    73 9/16   August     51.75  August    31.45
September   29         September  68        September 70        September  49.50  September 29.58
October     36 5/8     October    88 1/2    October   64        October    44.65  October   27.60
November    37         November   118 7/8   November  56 1/2    November   44.40  November  29.50
December    38         December   100       December  60 1/4    December   45.25  December  25.02

The closing price on May 27, 2003 was $24.50.



                           VERIZON COMMUNICATIONS (VZ)
      (Bell Atlantic Corporation doing business as Verizon Communications)

     Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. On June 30, 2000, GTE Corporation merged into a subsidiary of Bell Atlantic Corporation and the combined company now operates under the name Verizon Communications. Verizon provides domestic wireline services, including local and long distance telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireline and wireless operations in Latin America, Europe and the Asia-Pacific region. Verizon also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. The historical stock prices below prior to July 2000 are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ."

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January     46 9/32    January    60        January   61 15/16  January    54.95  January   46.35  January    38.28
February    44 7/8     February   57 5/8    February  48 15/16  February   49.50  February  46.80  February   34.58
March       51 1/8     March      51 11/16  March     61 1/8    March      49.30  March     46.10  March      35.35
April       46 25/32   April      57 5/8    April     60        April      55.07  April     40.11  April      37.38
May         45 13/16   May        54 3/4    May       52 7/8    May        54.85  May       43.00
June        45 5/8     June       65 3/8    June      50 15/16  June       53.50  June      40.15
July        45 11/32   July       64        July      46 3/4    July       54.15  July      33.00
August      44 1/8     August     61 5/16   August    43 33/64  August     50.00  August    31.00
September   48 7/16    September  67 5/16   September 48 7/16   September  54.11  September 27.44
October     53 3/16    October    64 15/16  October   56        October    49.81  October   37.76
November    55 5/8     November   63 5/16   November  56 3/16   November   47.00  November  41.88
December    54         December   61 9/16   December  50 1/8    December   47.46  December  38.75

The closing price on May 27, 2003 was $37.47.

                           VODAFONE GROUP P.L.C. (VOD)

     Vodafone Group p.l.c. provides international wireless telecommunications services in continental Europe, the United Kingdom, the United States and Asia through subsidiaries, joint ventures and associated undertakings. Vodafone also has investment interests in wireless telecommunications companies in the Middle East and Africa. Vodafone offers a full range of mobile telecommunications services, including voice and data communications in twenty-eight countries worldwide. Vodafone has interests in non-mobile telecommunication companies like Japan Telecom, which offers fixed-line telecommunications services in Japan. American depositary receipts evidencing American depositary shares of Vodafone are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January     15 3/64    January    39 3/64   January   56        January    34.97  January   21.70  January    18.85
February    17         February   36 7/16   February  57 11/16  February   27.31  February  19.00  February   18.10
March       20         March      37        March     55 9/16   March      27.15  March     18.43  March      18.22
April       21         April      35        April     47        April      30.28  April     16.20  April      19.76
May         21         May        38 9/32   May       45 7/8    May        25.89  May       14.93
June        25 7/32    June       39        June      41 3/4    June       29.35  June      13.65
July        27         July       42 3/32   July      42 1/2    July       21.55  July      15.17
August      25 1/8     August     40 7/64   August    41 1/8    August     20.15  August    15.99
September   22         September  47        September 37        September  21.96  September 12.83
October     26         October    47 5/8    October   42 9/16   October    23.12  October   15.92
November    29         November   47 3/16   November  34 6/16   November   25.34  November  18.75
December    32 7/32    December   49 1/2    December  35 13/16  December   25.68  December  18.12

The closing price on May 27, 2003 was $20.54.



                       WESTERN WIRELESS CORPORATION (WWCA)

     Western Wireless Corporation builds, owns and operates wireless network systems in both the United States and internationally. Western Wireless provides wireless communications services primarily in rural U.S. markets under the Cellular One brand name. Western Wireless also provides wireless communication services in ten countries through its subsidiary, Western Wireless International Corporation. Its cellular communication systems provide two-way voice and data service and use both analog and digital technologies.

            Closing              Closing             Closing             Closing           Closing          Closing
   1998      Price       1999     Price      2000     Price       2001    Price     2002    Price    2003    Price
   ----      -----       ----     -----      ----     -----       ----    -----     ----    -----    ----    -----
January     20 1/16    January    26 1/4    January   54 1/2    January    46.06  January   9.07   January    6.58
February    18 7/8     February   27 1/16   February  48 1/2    February   42.19  February  8.13   February   6.10
March       23         March      36 1/4    March     45        March      40.63  March     8.74   March      5.62
April       19 1/2     April      41 1/16   April     49        April      44.53  April     6.34   April      6.12
May         18 1/2     May        24 1/2    May       47        May        39.87  May       3.29
June        19         June       27        June      54 1/2    June       43.00  June      3.20
July        20         July       35        July      55        July       38.91  July      3.10
August      15 5/8     August     38        August    51 1/8    August     30.93  August    2.79
September   17 7/8     September  44        September 35 5/8    September  33.78  September 2.70
October     20 1/4     October    52 7/8    October   47 1/2    October    29.17  October   3.45
November    18 1/8     November   58 9/16   November  39        November   24.57  November  6.63
December    22         December   66 3/4    December  39 3/16   December   28.25  December  5.30

The closing price on May 27, 2003 was $9.90.

================================================================================





                               [GRAPHIC OMITTED]






                        1,000,000,000 Depositary Receipts

                             Wireless HOLDRSSM Trust





                               -------------------

                               P R O S P E C T U S

                               -------------------





                                  May 28, 2003








================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

     See Exhibit Index.


Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 28, 2003.


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                       By:                     *
                                             -----------------------------------
                                             Name:  John J. Fosina
                                             Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2003.

              Signature                               Title
              ---------                               -----

                  *
  ---------------------------------    Co. Chief Executive Officer,
           James P. Gorman             Co. Chairman of the Board and Director


                  *
  ---------------------------------    Co. Chief Executive Officer,
          Arshad R. Zakaria            Co. Chairman of the Board and Director


                  *
  ---------------------------------    Director
          Carlos M. Morales


                  *
  ---------------------------------    Director
          Thomas H. Patrick


                  *
  ---------------------------------    Chief Financial Officer
           John J. Fosina


                  *
  ---------------------------------    Controller
          Dominic A. Carone


   *By: /s/  Mitchell M. Cox
       ----------------------------    Attorney-in-Fact
             Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

 *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

 *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

 *5.1 Opinion of Shearman & Sterling regarding the validity of the Wireless HOLDRS Receipts, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

 *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on September 27, 2000 as an exhibit to the Amendment No. 1 to the registration statement filed on Form S-1 for Wireless HOLDRS.

 *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 4, 2000 as an exhibit to the registration statement filed on Form S-1 for Wireless HOLDRS.

  24.2 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

------------------

* Previously filed.